PRESENTATION

Allison Malkin – Principal of ICR XChange

It’s my pleasure to introduce the Warnaco Group. With us today from management is Joe Gromek, President and CEO, and Larry Rutkowski, Chief Financial Officer. Also with us today is Deborah Abraham, Director of Investor Relations. The Warnaco Group is a leading apparel company with core strength in intimate apparel, swimwear and sportswear. The company owns or licenses in perpetuity 70% of its apparel brands, including Calvin Klein underwear, Warner’s, Olga, Lejaby intimate apparel, Speedo, Anne Cole and Catalina swimwear. Warnaco also licenses Chaps and Calvin Klein jeanswear as well as Calvin Klein and Nautica swimwear, among many others.

The company has displayed improved operating momentum during the first nine months of fiscal 2004 with a double-digit growth rate in revenues in the third quarter. Warnaco also recently acquired Ocean Pacific, a leading surf-inspired apparel company. Going forward, the company has identified several initiatives to expand revenues and improve operating margins.

Before I turn the presentation over to management, I’d like to just review our safe harbor statement. Certain statements in the following presentation regarding Warnaco’s business operations may constitute forward-looking statements as defined by the SEC. Such statements are not historical facts, but are predictions about the future, which inherently involve risks and uncertainties and these risks and uncertainties could cause our actual results to differ from those contained in the forward-looking statements. We urge investors to read our descriptions and discussions of these risks that are contained on slide 18 as well as under the section “Risk Factors” in the company’s SEC filings.

And now, I’m pleased to introduce Joe Gromek, President and CEO.

Joe Gromek — The Warnaco Group, Inc. — President, CEO and Director

Thanks, Allison. Good morning. I’d like to take you first through the agenda for today’s session. I will be presenting an overview of the business, our strategy, I’ll take you through highlights of our three business segments — Sportswear, Intimate Apparel and Swimwear, and then Larry Rutkowski, our CFO, will update you on our international operations and give you a financial overview.

Warnaco designs, manufactures, markets and distributes apparel in three sectors — Sportswear, Swimwear and Intimate Apparel, and we do this for men, women, juniors and kids. We possess a portfolio of industry-leading brand names, distributed across multiple channels. Our revenue for 2004 was north of $1.4 billion, 99% of our business was done at wholesale and we do business around the world.

As Allison said, 70% of the revenues come from brands that we own or license in perpetuity, 20% of our revenues come from Calvin Klein jeans, which we’ve licensed to 2044. This gives us excellent control over our destiny. Intimate apparel is our largest sector with sales just under $600 million, followed by Sportswear at near $450 million and our Swimwear business is approaching $400 million. In terms of operating income, Swimwear is the most profitable segment with margins in the upper teens. Our Sportswear margins are currently in double-digit and growing, followed by the opportunity that we have in Intimate Apparel, with margins today under 10%.

Seventy-six percent of our business is done domestically. Twenty-four percent is done internationally. In the U.S., we sell just about everyone. Thirty-six percent of our revenues is done between departments and specialty retailers. We do currently 6% of our business with the chain stores and here is where we have our most dramatic opportunity. We believe that year-end ‘05 we will be in double digits in chain store penetration. Between mass merchandisers and clubs we have 33% of our revenues, with Wal-Mart, Target and Costco being major players with us. And internationally, at 24%, we do sell the best of the best. In Canada, we sell the Bay. In Mexico, we sell Sears and Liverpool. In the UK, we’re with Harrods, Selfridges, Harvey Nichols, House of Fraser. In France, Galeries Lafayette and in Spain, El Corte Ingles.

Our strategy is to grow our business organically in the areas of our core competencies — swimwear, intimate apparel and sportswear. This growth will come from expansions of product, channel and geography. We will pursue new licensing opportunities and we will also pursue strategic acquisitions. Based on our lessons learned from our most recent history, we are also committed to conservative capitalization.

The single largest revenue growth initiative in our company is with the Chaps brand in sportswear. And we just finished the year in Chaps and our revenue this year grew to $165 million, up 28%, and our operating margins improved from 9% to north of 11%. So, we’re well on our targeted objectives here. We believe that we have an opportunity to double the business over a three-year period from ‘03 and we have an opportunity to grow this business north of $300 million over the next several years.

Chaps brand is well established in 1978, has high brand loyalty and customer recognition. We were able to renegotiate the terms of the licensing agreement with Polo Ralph Lauren to be able to extend our license to 2018. And we were also able to accomplish two other things. One was to expand the product categories being offered and secondly, to extend the channels of distribution. We launched Chaps Denim in the fall of ‘04 season, we booked and shipped nearly $25 million worth of product there, and we had a very successful launch.

Additionally, we positioned the products for expansion into the mid-tier. We began, over the last 20 days, shipping both Kohl’s and Mervyn’s into over 900 doors. And lastly, we will focus on building a classification business. It will begin with the swimwear areas this spring and summer, move in fall into the casual trouser category and into outerwear, ultimately.

Calvin Klein jeans business, which we licensed in the Western Hemisphere, has been successfully repositioned. We said a year ago that this was a challenge that we would undertake that would take us three years to move the operating margins from 4% to double digit. In fact, in year one, they will be north of 11%. So, the team has done an excellent job here. How did this occur? Well, first, product design and merchandising was moved in-house about 18 months ago. Our designers and merchandisers are very close to the customer and ultimately to the consumer. We improved operational efficiencies and we better managed our inventories and we took cost out of the business. And in terms of inventory control, it allowed us to reduce the amount of products to be liquidated at the end of the season by nearly $35 million. In terms of the dilution to our two major department store accounts, the dilution factor dropped by five and six points between the two accounts. So, excellent improvement there as well.

We now believe we are positioned for revenue growth moving forward. We have three initiatives that are in place. The first one is a product extension, CK39, which is a premium denim collection which will retail between $125 and $250, and will be positioned in about 150 doors. Secondly, we have a Choice Calvin Klein offering that is geared towards the contemporary junior customer, and this collection will be much more broadly distributed. And lastly, we have the ability to focus on some key classifications, including knits and wovens, where we are under-penetrated. It is now time for the Calvin Klein jeans business to resume its revenue momentum.

Intimate Apparel, our largest business — the foundation of this business is Calvin Klein underwear, the jewel in the crown of Warnaco. Calvin Klein is the number one designer business worldwide, with superior design. It’s a well positioned, well balanced business — 50% menswear, 50% women’s, 50% domestic, 50% international. The numbers for the year that we just concluded suggest that Calvin Klein underwear moved from $279 million in revenue to $320 million. So, a very nice increase of over $40 million there, and the operating margin increased as well.

So, we are very well positioned to continue the growth here. We will focus on three things — product extension, geographic expansion and a retail initiative. At year end, we had approximately 70 stores around the world for Calvin Klein underwear and we believe we could add another 30 or 40 by the end of ‘05. Today, now with the business at $320 million, we think we’re on target for our objectives to grow this business over the next several years to be a half a billion dollars.

The U.S. intimates business presents the single largest gross margin opportunity for us. Remember, this business now represents less than 10% of Warnaco’s total revenues and contributes nothing to the bottom line at this point in time. We do possess a portfolio of these well established brand names. We’ve made several internal changes operationally. We’ve gone to an outsource model from a manufacturer’s model. We’ve taken cost out of the business and we believe we are in a position now to improve our margins as well. We also recruited a new management team. Helen McCluskey heads up the Intimate Apparel business for us, an industry veteran with also sportswear experience. She recruited two new general managers as well and we feel that we’re on our way.

Just to put some things into perspective, over the last — over the last two months with our largest department store customer, we were the number one performer in the intimate apparel department. This is a major change for the Warner’s brand. We’ve launched — and that was with a 20% top line growth percentage gain. In terms of the product that we’re selling, we landed three groups at the second half of the fall season — Satin Tuxedo, Club Cotton and Vintage Lace — and all three are performing at a very high level and will be reordered and expanded to stores in the spring season. So, we think that we have this thing moving in the right direction and over the next 12 months, we expect this to be a great margin generator for us.

Warnaco is the largest marketer of swimwear in the world. We have a 20% market share in the U.S. We have the number one brand with Speedo. Speedo has a 66% market share of competitive swim. Our strategy here continues to be move from the water onto the beach and then onto the shore. To that end, we’ve launched Speedo activewear, which will be shipping in late spring. We are currently previewing Speedo underwear, which will be shipping late spring and fall, both dual gender and we are expanding the Speedo footwear line. Speedo footwear currently does about $27 million. They’re the 23rd largest footwear maker in the United States and we think we do have a big opportunity here. Off the marketing success of the Olympics, we’re expecting double-digit revenue growth for ‘05.

In terms of our designer brands, we market from the highest price to the best value. We sell to Saks and Neiman’s, our highest designer brands, and we have a leadership role with both Wal-Mart and Target, with Catalina and Merona. We manufacture over 20 million swimsuits a year in our own facilities. We have nearly 8,000 sewers in Mexico and we believe it’s a strategic advantage. The big upside here moving forward, we believe is with Calvin Klein. We’ve launched Calvin Klein swimwear in Europe for ‘05. It will be launched in the U.S. in ‘07. We’ve also launched Choice Calvin Klein worldwide. We believe that the Calvin Klein swimwear collective brands has the potential to be our second largest brand over time.

Our strategy here is to continue to grow market share and to pursue new brands. To that end, we acquired Ocean Pacific in August, a surf-inspired global lifestyle brand. It’s a unique business model with revenues north of $200 million worldwide. It has licensing fees of about $15 million revenue to us with a 20% operating model. We had approximately 23 people working with OP when we acquired it and they manufactured nothing. It’s our objective to begin to move this to a hybrid model where we would create product within our core competencies and we’re well on our way to that target as we speak.

Our objective in terms of acquisitions moving forward is that they would be accretive within a relatively short period of time — 12 months, preferably. Now, I’d like to turn the presentation over to Larry to discuss our international businesses.

Larry Rutkowski — The Warnaco Group, Inc. — SVP, Finance and CFO

Great. Thank you, Joe and good morning, everyone. In terms of the international business, we have grown this business significantly in the last several years. In the last two years, the growth in ‘03 and the growth in ‘04 were double digit for the international on a top-line basis. You can see overall we’ve shown improvements in Canada, in Europe and Asia. In Mexico, where we had higher revenues, we weren’t profitable. So, we turned that business in Mexico and, although the revenues are down, it’s much more profitable. Last year, we generated roughly a million-and-a-half in operating income and this year we’ve shown significant growth into the teens in terms of operating margin.

And in all these categories, the year-end ‘04 has shown improvement in Canada, Mexico, Europe and Asia for the 2004 year. We’ve taken operating income from a $30 million loss in 2001 to a $58 million profit and a 16% operating margin in 2004. And we have tremendous opportunities to continue to grow this area. You can see in Calvin Klein underwear we have the rights globally for the product, in Calvin Klein swim, in jeanswear in the Western Hemisphere — our recent acquisition with Ocean Pacific — we have the global rights to a lifestyle brand. And we continue to build on this with other new brands.

In terms of the financial performance — in the third quarter, we showed top line growth of 10.5%. We showed our gross margins could be improved 220 basis points and we turned from a loss situation into a profit situation in the third quarter. And the third quarter showed a trend of improving from a slight loss in the top line in the first quarter to 4% growth in the second quarter to over 10% in the third, and in the fourth quarter we continue to follow similar results in top line as we have in the third.

Nine months year to date, you can see that our revenues for the nine months have improved and we continue to drive further growth in the fourth quarter. The gross margins were up 120 basis points for nine months. In terms of our net income from continuing operations, we went from a loss of $12 million to a profit of the $30 million. So, we continue to build on that momentum.

In terms of how we got that growth, you can see that from 2002 to fiscal 2003, all three of our segments demonstrated solid growth in operating margins. For the first nine months of 2004, all the segments, with the exception of the U.S. intimate apparel, continued that trend of improving their operating margins. We focused on turnaround on items like Calvin Klein jeans, we focused on improving the profitability of Calvin Klein underwear and the growth on that aspect, and we continue to drive forth on the financial performance flowing down to operating income.

The financial strength of the balance sheet as of October 2nd of ‘04 compared to the prior year, showed an improvement in cash of over $32 million. We took cash to $76 million, notwithstanding that we used $41 million of cash — purely cash, no debt — to acquire Ocean Pacific brands.

In addition, our long-term debt, net of cash, was less than $136 million. We continue to focus on working capital, where working capital at the end of the second quarter showed a $50 million year-over-year improvement. We’ve gotten our inventory turns north of 3.1 times and we’ll continue to drive that forward. In the end of the third quarter, we had some buildup in receivables, given the solid double-digit growth in September’s revenue performance and also some growth of 8% in our inventory to support the demand for the revenue top-line growth in the fourth quarter that we delivered upon.

At year-end, similar situation. We had an exceptionally strong December. Again, receivables were a factor of the recent sales in December. Plus also inventory in terms of supporting the Swimwear group where we’re showing bookings for the 2005 season for Speedo up 13% and bookings for our designer swimwear up 16%. So, we had to have inventory on hand to support that demand plus the rollout of 950 doors into the mid-tier of our Chaps line. We also have a buildup in Chaps inventory for year-end. But we continue to focus on working capital and we see working capital being an improvement in 2005.

In terms of our credit agreement, we continue to work with our banks. We continue to generate free operating cash flow from operations. And at year-end, our cash is typically at a low point because of both the strong sales and large receivables coming off the fourth quarter and inventory demand, especially in Swimwear, in the first quarter. That cash still reaches a peak typically at the end of the second quarter. Our banks felt very comfortable and, in the third quarter, agreed to amend our revolving credit facility to enable us to use cash that we don’t put forth towards organic growth or strategic acquisitions to repurchase shares, repurchase debt or declare dividends, as long as we have over $50 million of cash on hand, on the books.

In terms of our revolver, we do have the capability of taking it to $325. We have $175 million available for borrowing. We didn’t want to pay a lot of fees, so we actually keep it at the $175 level. But again, at our option, we could take it to $325. In 2004, we did not draw upon the revolver one single day and, at this point, we do not have any near-term needs to draw upon that revolver, but it’s nice having that financial flexibility.

In terms of our three-year targets, we continue to hold to our three-year targets and we did achieve modest revenue growth in 2004 and see that increasing in future years. That we did achieve over a percentage increase in gross margin in 2004 and continue to hold that as a target for ‘05 and ‘06. That we maintain a competitive SG&A level of approximately 26%, especially on our wholesale business. SG&A on the retail business, which represents 1% of our net revenues, obviously is slightly higher, and the same thing with the recent Ocean Pacific. But on the wholesale business, our goal is to keep that at or below the 26% level despite having increased our marketing spend in ‘04 to the tune of over $14 million and targeting further increases in the marketing spend in ‘05.

The result of these three targets enable us to deliver solid double-digit growth annually in our operating margin percentage and we will continue to drive to accelerate that operating margin of improvement. And with that, I will just conclude and indicate that we do have a breakout group at 10:40 today and again at 2:25 for Q&A. And I can take one question or two if there’s anyone — yes, please.

QUESTION AND ANSWER

Unidentified Speaker (Off-mic, inaudible)

Larry Rutkowski — The Warnaco Group, Inc. — SVP, Finance and CFO

Sure. As you know, we had targeted in 2004 to complete an acquisition in the areas of our core competency, with Swimwear getting over 16% operating margins in growth. We targeted that in the swim category. We indicated that for most — well, from the end of 2003 and we ended up acquiring Ocean Pacific at the end of August, which we feel is a very smart strategy in a pure licensing business and tremendous growth opportunities, both domestically, vertical integration, as well as internationally.

We continue to look at swim opportunities going forward. We will first look to spend our cash in growing organically, product extensions, geographic extensions. Beyond that, we are looking at further acquisitions, again targeting swimwear where we dominate. We are the number one player in the world in terms of wholesale swim marketing and distribution. So, and we have a strong management team in place. So, we’ll continue to look at those opportunities.

Beyond that, we will look at areas where we have core competency, such as in men’s sportswear and the like. We will look at opportunities in that category as well. But now we have additional flexibility, so that we don’t have to just immediately go out and buy. We have opportunities to buy back stock, debt and others. Okay. With that, I ask you to join us in our breakout groups and thank you very much for coming.